Exhibit 99.4

The following sets forth the risk factors discussion of Kansas City Southern (“KCS”) and its subsidiaries as described in (i) Part I, Item 1A of KCS’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2021, and (ii) Part I, Item 1A of KCS’s Quarterly Report on Form 10-Q for the quarter ended September 31, 2021, filed with the SEC on October 19, 2021. Capitalized terms not otherwise defined herein have the meanings given to them in such reports.

In this Exhibit 99.4, the “Company,” “we,” “our” and “us” refer to KCS and its subsidiaries.

Risks Related to KCS’s Operations and Business

Public health threats or outbreaks of communicable diseases could have a material adverse effect on the Company’s operations and financial results.

The Company may face risks related to public health threats or outbreaks of communicable diseases. A widespread healthcare crisis, such as an outbreak of a communicable disease could adversely affect the global economy and the Company’s and its business partners’ ability to conduct business in the U.S. and Mexico for an indefinite period of time. COVID-19 has spread to multiple global regions, including the U.S. and Mexico, and has negatively impacted the global economy, disrupted financial markets and international trade, resulted in increased unemployment levels and significantly impacted global supply chains, all of which negatively impacted the rail transportation industry and the Company’s business. In an effort to halt the outbreak of COVID-19, both in the U.S. and Mexico, local, state, and federal governments have implemented various measures, including but not limited to, voluntary and mandatory quarantines, stay-at-home orders, travel restrictions, border closings, limitations on gatherings of people, and extended closures of nonessential businesses. The implementation of these measures resulted in a decline in demand that had a material impact on the Company’s results of operations and financial condition during the year ended December 31, 2020. The Company’s revenues decreased by approximately 8% during 2020, as compared to the prior year, and approximately $10.0 million in additional expenses were incurred due to COVID-19 as part of the Company providing a safe and healthy work environment for KCS employees.

Although the Company has taken numerous measures to overcome the adverse impact derived from the COVID-19 outbreak and continued with the Company’s normal business activities, this pandemic could continue to materially impact revenues and profit. In addition, COVID-19 could:

•	continue to impact customer demand of the Company’s transportation services;

•	continue to cause the Company to experience an increase in costs as a result of the Company’s emergency measures, and delayed payments from customers;

•	continue to cause delays and disruptions in the supply chain resulting in disruptions in the commercial operation dates of certain projects;

•	continue to impact availability of qualified personnel; and

•	cause other unpredictable events.

The situation surrounding COVID-19 remains fluid and for this reason, KCS cannot reasonably estimate with any degree of certainty the future impact COVID-19 may have on the Company’s results of operations, financial position, and liquidity. The extent to which the COVID-19 pandemic may impact the Company’s business, operating results, financial condition, or liquidity will depend on future developments, including the duration of the outbreak, travel restrictions, business and workforce disruptions, and the effectiveness of actions taken to contain and treat the disease.

Capacity constraints could materially adversely affect service and operating efficiency.

KCS may experience capacity constraints due to increased demand for rail services, unavailability of equipment, crew shortages, or extreme weather. Also, due to the interconnectivity between all railroads, especially in the U.S., congestion on other railroads could result in operational inefficiencies for KCS. Traffic congestion experienced in the U.S. or Mexican railroad system may result in overall traffic congestion which would impact the ability to move traffic to and from Mexico, which could result in operational inefficiencies for KCS and could have a material adverse effect on KCS’s operations.

Significant expansions in the capacity of the Company’s network can require a substantial amount of time and investment. Although KCS constantly monitors its network in an effort to optimize its rail services, there can be no assurance that such measures will adequately address capacity constraints on a timely basis.

KCS competes against other railroads and other transportation providers.

The Company’s domestic and international operations are subject to competition from other railroads, as well as from truck carriers, barge lines, and other maritime shippers. Many of KCS’s rail competitors are much larger and have significantly greater financial and other resources than KCS, which may enable rail competitors to reduce rates and make KCS’s freight services less competitive. KCS’s ability to respond to competitive pressures by matching rate reductions and decreasing rates without adversely affecting gross margins and operating results will depend on, among other things, the ability to reduce operating costs. KCS’s failure to respond to competitive pressures, and particularly rate competition, in a timely manner could have a material adverse effect on the Company’s consolidated financial statements.

The railroad industry is dominated by a few large carriers. These larger railroads could attempt to use their size and pricing power to block other railroads’ access to gateways and routing options that are currently and have historically been available. In addition, if there is future consolidation in the railroad industry in the United States or Mexico, there can be no assurance that it will not have a material adverse effect on the Company’s consolidated financial statements.

Trucking, maritime, and barge competitors provide rate and service competition to the railroad industry. These competitors are able to use public rights-of-way, require substantially smaller capital investment and maintenance expenditures than railroads and allow for more frequent and flexible scheduling. Continuing competitive pressures, any reduction in margins due to competitive pressures, developments that increase the quality or decrease the cost of alternative modes of transportation in the locations in which the Company operates, or legislation or regulations that provide motor carriers with additional advantages, such as increased size of vehicles and reduced weight restrictions, could result in downward pressure on freight rates, which in turn could have a material adverse effect on the Company’s consolidated financial statements. KCS may also experience operational or service difficulties related to network capacity, fluctuations in customers’ demand for rail service, or other events that could have a material adverse effect on KCS’s consolidated financial statements.

A key part of KCS’s growth strategy is based upon the conversion of truck traffic to rail. There can be no assurance the Company will succeed in its efforts to convert traffic from truck to rail transport or that the customers already converted will be retained. If the railroad industry in general is unable to preserve its competitive advantages vis-à-vis the trucking industry, revenue growth could be adversely affected. Additionally, revenue growth could be affected by, among other factors, an expansion in the availability, or an improvement in the quality, of the trucking services offered by carriers resulting from regulatory and administrative interpretations and implementation of certain provisions of current or future multinational trade agreements that are favorable to the trucking industry or unfavorable to the rail industry or KCS. Such actions may negatively impact KCS’s ability to grow its existing customer base and capture additional cargo transport market share because of competition from the shipping industry and other railroads.

KCS’s business strategy, operations and growth rely significantly on agreements with other railroads and third parties.

Operation of KCS’s rail network and its plans for growth and expansion rely significantly on agreements with other railroads and third parties, including joint ventures and other strategic alliances, as well as interchange, trackage rights, haulage rights and marketing agreements with other railroads and third parties that enable KCS to exchange traffic and utilize trackage the Company does not own. KCS’s ability to provide comprehensive rail service to its customers depends in large part upon its ability to maintain these agreements with other railroads and third parties, and upon the performance of the obligations under the agreements by the other railroads and third parties. The termination of, or the failure to renew, these agreements could have a material adverse effect on KCS’s consolidated financial statements. KCS is also dependent in part upon the financial strength and efficient performance of other railroads. There can be no assurance that KCS would not be materially adversely affected by operational or financial difficulties of other railroads.

KCS depends on the stability, availability and security of its information technology systems to operate its business. Disruptions in KCS’s information technology (“IT”) systems could materially adversely affect the Company’s business and operating results.

KCS relies on information technology in all aspects of its business. A significant disruption or failure of its IT systems, including its computer hardware, software, communications equipment, wayside equipment or locomotive onboard equipment could result in service interruptions, safety failures, security failures, regulatory compliance failures or other operational difficulties. Moreover, if KCS is not able to acquire new technology or to develop or implement new technology, KCS may suffer a competitive disadvantage, which could have a material adverse effect on KCS’s consolidated financial statements.

The security risks associated with IT systems have increased in recent years because of the increased sophistication, activities and evolving techniques of perpetrators of cyber attacks. A failure in, or breach of, KCS’s IT security systems, or those of its third party service providers, as a result of cyber attacks or unauthorized access to its network could disrupt KCS’s business, result in the disclosure or misuse of confidential or proprietary information, increase its costs and/or cause losses and reputational damage. KCS also confronts the risk that a terrorist or nation-state sponsored group may seek to use its property, including KCS’s information technology systems, to inflict major harm.

Although KCS has a comprehensive cyber security program designed to protect and preserve the integrity of its information technology systems, KCS has experienced and expects to continue to experience cyber attacks of its IT systems or networks. However, none of these cyber attacks to date had a material impact on KCS’s operations or financial condition. While KCS devotes significant resources to network security, data encryption and other security measures to protect its systems and data, including its own proprietary information and the confidential and personally identifiable information of its customers, employees, and business partners, these measures cannot provide absolute security. The costs to eliminate or alleviate network security problems, bugs, viruses, ransomware, worms, malicious software programs and security vulnerabilities could be significant, and KCS’s efforts to address these problems may not be successful, resulting potentially in the theft, loss, destruction or corruption of information that KCS stores electronically, as well as unexpected interruptions, delays or cessation of service, any of which could cause harm to KCS’s business operations. Moreover, if a computer security breach or cyber attack affects KCS’s systems or results in the unauthorized release of proprietary or personally identifiable information, the Company’s reputation could be materially damaged, customer confidence could be diminished, and KCS’s operations could be impaired.

A significant disruption, failure or unauthorized access of KCS’s information technology system could expose the Company to a risk of legal proceedings and potential liability and have a material adverse effect on KCS’s consolidated financial statements. Further, legislative or regulatory action in these areas is evolving, and KCS may be unable to adapt its IT systems or to manage the IT systems of third parties to accommodate these changes.

Severe weather or other natural disasters could result in significant business interruptions that impact KCS’s railroad operations and expenditures, and KCS’s insurance coverage may not be sufficient to cover damages to KCS or all of KCS’s liabilities.

The Company’s railroad operations may be affected by severe weather or other natural disasters. The Company operates in and along the Gulf of Mexico, and its facilities, equipment, and railroad infrastructure may be materially adversely affected by hurricanes, floods, fires, earthquakes and other extreme weather conditions in the regions where the Company operates, and this could also adversely affect the Company’s shipping, agricultural, chemical and other customers. Severe weather or other natural disasters could result in significant business interruption due to an increase in events such as train derailments or wash outs of track structure that could have a material adverse effect on KCS’s consolidated financial statements. Insurance to protect against loss of business and other related consequences resulting from these natural occurrences is subject to coverage limitations and may not be sufficient to cover all of KCS’s damages or damages to others. This insurance may not continue to be available at commercially reasonable rates. Even with insurance, if any natural occurrence leads to a catastrophic interruption of services, this could have a material adverse effect on KCS’s consolidated financial statements.

KCS’s business may be adversely affected by changes in general economic or other conditions.

KCS’s operations may be materially adversely affected by changes in the economic conditions of the industries and geographic areas that produce and consume the freight that KCS transports. The relative strength or weakness of the United States and Mexican economies affects the businesses served by KCS. A significant and sustained decrease in crude oil prices could adversely affect the transport of crude oil by rail to the U.S. Gulf region as well as negatively impact railroad volumes related to equipment and other materials that support crude oil production. For example, energy revenues have historically decreased when oil prices decline due to lower frac sand and crude oil volumes. Prolonged negative changes in domestic and global economic conditions may affect KCS, as well as the producers and consumers of the commodities that KCS transports and may have a material adverse effect on KCS’s consolidated financial statements.

The transportation industry is highly cyclical, generally tracking the cycles of the world economy. Although transportation markets are affected by general economic conditions, there are numerous specific factors within each particular market that may influence operating results. Some of KCS’s customers do business in industries that are highly cyclical, including the energy, automotive, housing and agriculture industries. Any downturn or change in government policy in these industries could have a material adverse effect on operating results. Also, some of the products transported have had a historical pattern of price cyclicality which has typically been influenced by the general economic environment and by industry capacity and demand. KCS cannot assure that prices and demand for these products will not decline in the future, adversely affecting those industries and, in turn, this could have a material adverse effect on the Company’s consolidated financial statements.

KCS may be subject to various claims and litigation that could have a material adverse effect on KCS’s consolidated financial statements.

The Company is exposed to the potential of various claims and litigation related to labor and employment, personal injury, commercial disputes, freight loss and other property damage, and other matters that arise in the normal course of business. The Company may experience material judgments or incur significant costs to defend existing and future lawsuits. Although the Company maintains insurance to cover some of these types of claims and establishes reserves when appropriate, final amounts determined to be due on any outstanding matters may exceed the Company’s insurance coverage or differ materially from the recorded reserves. Additionally, the Company could be impacted by adverse developments not currently reflected in the Company’s reserve estimates. The Company is also subject to job-related personal injury and occupational claims associated with the Federal Employer’s Liability Act (“FELA”), which is applicable only to railroads. FELA’s fault-based tort system produces results that are unpredictable and inconsistent as compared with a no-fault worker’s compensation system. The variability inherent in this system could result in actual costs being different from the liability recorded. Any material changes to litigation trends or a catastrophic rail accident or series of accidents involving any or all of property damage, personal injury, and environmental liability could have a material adverse effect on KCS’s consolidated financial statements.

A majority of KCS’s employees belong to labor unions. Strikes or work stoppages could adversely affect operations.

The Company is a party to collective bargaining agreements with various labor unions in the United States and Mexico. As of December 31, 2020, approximately 70% and 79% of KCSR and KCSM Servicios employees, respectively, were covered by labor contracts subject to collective bargaining. The Company may be subject to, among other things, strikes, work stoppages or work slowdowns as a result of disputes under these collective bargaining agreements and labor contracts or KCS’s potential inability to negotiate acceptable contracts with these unions. In the United States, because such agreements are generally negotiated on an industry-wide basis, determination of the terms and conditions of labor agreements have been and could continue to be beyond KCS’s control. KCS is, therefore, subject to terms and conditions in industry-wide labor agreements that could have a material adverse effect on its consolidated financial statements. In the United States and Mexico, KCS is seeking to modernize its collective bargaining agreements and benefit from technological advancements in the industry. If the unionized workers in the United States or Mexico were to engage in a strike, work stoppage or other slowdown; if other employees were to become unionized or if KCS and its unions were unable to agree on the terms and conditions in future labor agreements, KCS could experience a significant disruption of its operations and higher ongoing labor costs. Although the U.S. Railway Labor Act imposes restrictions on the right of United States railway workers to strike, there is no law in Mexico imposing similar restrictions on the right of railway workers in that country to strike. Additionally, labor law reform adopted by Mexico introduces uncertainty into the existing union structure in Mexico, which may affect the risk of disruption in KCSM’s operations.

KCS is dependent on certain key suppliers of core rail equipment.

KCS relies on a limited number of suppliers of core rail equipment (including locomotives, rolling stock equipment, rail and ties). The capital intensive nature and complexity of such equipment creates high barriers of entry for any potential new suppliers. If any of KCS’s suppliers discontinue production or experience capacity or supply shortages, this could result in increased costs or difficulty in obtaining rail equipment and materials, which could have a material adverse effect on KCS’s consolidated financial statements.

KCS’s business is vulnerable to fluctuations in fuel costs and disruptions in fuel supplies.

KCS incurs substantial fuel costs in its railroad operations and these costs represent a significant portion of its transportation expenses. Significant price increases for fuel may have a material adverse effect on operating results. If KCS is unable to recapture its costs of fuel from its customers, operating results could be materially adversely affected. In addition, a severe disruption of fuel supplies resulting from supply shortages, political unrest, a disruption of oil imports, weather events, war, or otherwise, and the resulting impact on fuel prices could have a material adverse effect on KCS’s consolidated financial statements.

KCS’s business may be affected by future acts of terrorism, war or other acts of violence or crime.

Terrorist attacks and any government response thereto, and war or risk of war could have a material adverse effect on KCS’s consolidated financial statements. KCS is involved in the transport of hazardous materials, which could result in KCS’s rail lines, facilities, or equipment being direct targets or indirect casualties of acts of terror, which could cause significant business interruption and damage to KCS’s property. As a result, acts of terrorism or war or acts of crime or violence could result in increased costs and liabilities and decreased revenues for KCS. In addition, insurance premiums charged for some or all of the applicable coverage currently maintained by KCS could increase dramatically or certain coverage may not be adequate to cover losses or may not be available in the future.

Risks Related to Laws and Regulations

KCS U.S. and Mexico rail common carrier subsidiaries are required by United States and Mexican laws, respectively, to transport hazardous materials, which could expose KCS to significant costs and claims.

Under United States federal statutes and applicable Mexican laws, KCS’s common carrier responsibility requires it to transport hazardous materials. Any rail accident or other incident or accident on KCS’s network, facilities, or at the facilities of KCS’s customers involving the release of hazardous materials, including toxic inhalation hazard materials, could involve significant costs and claims for personal injury, property or natural resource damage, and environmental penalties and remediation in excess of the Company’s insurance coverage for these risks, which could have a material adverse effect on KCS’s consolidated financial statements. KCS is also required to comply with rules and regulations regarding the handling of hazardous materials. Noncompliance with these rules and regulations could subject KCS to significant penalties or other costs and exposure to litigation. Changes to these rules and regulations could also increase operating costs and negatively impact KCS’s consolidated financial statements.

KCS’s business is subject to regulation by federal, state and local legislatures and agencies that could impose significant costs on the Company’s business operations.

KCS rail subsidiaries are subject to legislation and regulation enacted by federal, state and local legislatures and agencies in the U.S. and Mexico with respect to commercial terms with its customers and railroad operations, including with respect to health, safety, labor, environmental and other areas. Government regulation of the railroad industry is a significant determinant of the competitiveness and profitability of railroads. Changes in legislation or regulation could have a negative impact on KCS’s ability to negotiate prices for rail services, could negatively affect competition among rail carriers, or could negatively impact operating practices, resulting in reduced efficiency, increased operating costs or increased capital investment, all of which could result in a material adverse effect on KCS’s consolidated financial statements.

New economic regulation in the U.S. or Mexico in current or future proceedings could change the regulatory framework within which the Company operates which could materially change the Company’s business and have a material adverse effect on the Company’s consolidated financial statements.

KCS’s failure or inability to comply with applicable laws and regulations could have a material adverse effect on the Company’s consolidated financial statements and operations, including fines, penalties, or limitations on operating activities until compliance with applicable requirements is achieved. Congress and government agencies may change the legislative or regulatory framework within which the Company operates without providing any recourse for any adverse effects on the Company’s business that occur as a result of such change. Additionally, some of the regulations require KCS to obtain and maintain various licenses, permits and other authorizations. Any failure to obtain or maintain these licenses, permits, and other authorizations could have a material adverse effect on KCS’s business operations.

KCS is subject to environmental regulations, which may impose significant costs on the Company’s business operations.

KCS subsidiaries’ operations are subject to environmental regulation enacted by federal, state and local legislatures in the U.S. and Mexico. Environmental liability under federal and state law in the United States can also extend to previously owned or operated properties, leased properties and properties owned by third parties, as well as to properties currently owned and used by the Company. Environmental liabilities may also arise from claims asserted by adjacent landowners or other third parties. Given the nature of its business, the Company incurs, and expects to continue to incur, environmental compliance costs, including, in particular, costs necessary to maintain compliance with requirements governing chemical and hazardous material shipping operations, refueling operations and repair facilities. KCS presently has environmental investigation and remediation obligations at certain sites, and will likely incur such obligations at additional sites in the future.

The Company’s Mexican subsidiaries’ operations are subject to Mexican federal and state laws and regulations relating to the protection of the environment, including standards for, among other things, water discharge, water supply, emissions, noise pollution, hazardous substances and transportation and handling of hazardous and solid waste. Under applicable Mexican law and regulations, administrative and criminal proceedings may be brought and economic sanctions imposed against companies that violate environmental laws, and non-complying facilities may be temporarily or permanently closed. KCSM is also subject to the laws of various jurisdictions with respect to the discharge of materials into the environment and to environmental laws and regulations issued by the governments of each of the Mexican states in which KCSM’s facilities are located. The terms of KCSM’s Concession from the Mexican government also impose environmental compliance obligations on KCSM. Failure to comply with any environmental laws or regulations may result in the termination of KCSM’s Concession or in fines or penalties that may affect profitability.

Liabilities accrued for environmental costs represent the Company’s best estimate of the probable future obligation for the remediation and settlement of matters related to these sites. However, remediation costs may exceed such estimates, due to various factors such as evolving environmental laws and regulations, changes in technology, the extent of other parties’ participation, discovery of unidentified environmental conditions and matters, developments in environmental surveys and studies, and the extent of corrective action that may ultimately be required. The Company cannot predict the effect, if any, that unidentified environmental matters or the adoption of unknown additional or more stringent environmental laws and regulations would have on KCS’s consolidated financial statements.

KCS’s failure or inability to comply with applicable environmental laws and regulations could have a material adverse effect on the Company’s consolidated financial statements and operations, including fines, penalties, or limitations on operating activities until compliance with applicable requirements is achieved. Government entities may change the legislative or regulatory framework within which the Company operates that could result in adverse effects on the Company’s business that occur as a result of such change. Additionally, some of the regulations require KCS to obtain and maintain various licenses, permits and other authorizations. Any failure to obtain or maintain these licenses, permits, and other authorizations could have a material adverse effect on KCS’s business operations.

KCS’s business may be affected by climate change and the market and regulatory responses to climate change.

Climate change could have a material adverse effect on KCS’s operations and KCS’s consolidated financial statements. Restrictions, caps, taxes, or other controls on emissions of greenhouse gases, including diesel exhaust, could significantly impact operations and increase operating costs. Restrictions on emissions could also affect KCS’s customers that use commodities that KCS transports to produce energy, use significant amounts of energy in producing or delivering the commodities KCS transports, or manufacture or produce goods that consume significant amounts of energy or burn fossil fuels, including coal-fired power plants, chemical producers, farmers and food producers, and automakers and other manufacturers. Significant cost increases, government regulation, or changes of consumer preferences for goods or services relating to alternative sources of energy or emissions reductions could materially affect the markets for the commodities KCS transports, which in turn could have a material adverse effect on KCS’s consolidated financial statements. Government incentives encouraging the use of alternative sources of energy could also affect certain customers and their respective markets for certain commodities KCS transports in an unpredictable manner that could alter traffic patterns, including, for example, the impacts of ethanol incentives on farming and ethanol producers. Moreover, increasing frequency, intensity and duration of extreme weather events such as flooding, storms and fires may result in substantial costs, including costs associated with KCS’s response during the event, KCS’s recovery from the event and preventive measures. Any of these factors, individually or in conjunction with one or more of the other aforementioned factors, or other unforeseen impacts of climate change could have a material adverse effect on KCS’s consolidated financial statements.

Risks Related to KCS’s Foreign Operations

KCSM’s Mexican Concession is subject to revocation or termination in certain circumstances, which would prevent KCSM from conducting rail operations under the Concession and would have a material adverse effect on the Company’s consolidated financial statements.

KCSM operates under the Concession granted by the Mexican government until June 2047, which is renewable for an additional period of up to 50 years, subject to certain conditions. The Concession gives KCSM exclusive rights to provide freight transportation services over its rail lines through 2027 (the first 30 years of the 50-year Concession), subject to certain trackage and haulage rights granted to other concessionaires. The SCT and ARTF, which are principally responsible for regulating railroad services in Mexico, have broad powers to monitor KCSM’s compliance with the Concession, and they can require KCSM to supply them with any technical, administrative and financial information they request. Among other obligations, KCSM must comply with the investment commitments established in its business plan, which forms an integral part of the Concession, and must update the plan every three years. The SCT treats KCSM’s business plans confidentially. The SCT and ARTF also monitor KCSM’s compliance with efficiency and safety standards established in the Concession. The SCT and ARTF review, and may amend, these standards from time to time.

Under the Concession, KCSM has the right to operate its rail lines, but it does not own the land, roadway or associated structures. If the Mexican government legally terminates the Concession, it would own, control, and manage such public domain assets used in the operation of KCSM’s rail lines. All other property not covered by the Concession, including all locomotives and railcars otherwise acquired, would remain KCSM’s property. In the event of early termination, or total or partial revocation of the Concession, the Mexican government would have the right to cause the Company to lease all service-related assets to it for a term of at least one year, automatically renewable for additional one-year terms for up to five years. The amount of rent would be determined by experts appointed by KCSM and the Mexican government. The Mexican government must exercise this right within four months after early termination or revocation of the Concession. In addition, the Mexican government would also have a right of first refusal with respect to certain transfers by KCSM of railroad equipment within 90 days after revocation of the Concession.

The Mexican government may also temporarily seize control of KCSM’s rail lines and its assets in the event of a natural disaster, war, significant public disturbance or imminent danger to the domestic peace or economy. In such a case, the SCT may restrict KCSM’s ability to operate under the Concession in such manner as the SCT deems necessary under the circumstances, but only for the duration of any of the foregoing events. Mexican law requires that the Mexican government pay compensation if it effects a statutory appropriation for reasons of the public interest. With respect to a temporary seizure due to any cause other than international war, the Mexican Regulatory Railroad Service Law and regulations provide that the Mexican government will indemnify an affected concessionaire for an amount equal to damages caused and losses suffered. However, these payments may not be sufficient to compensate KCSM for its losses and may not be made timely.

The SCT may revoke the Concession if KCSM is sanctioned for the same cause at least three times within a period of five years for any of the following: unjustly interrupting the operation of its rail lines or for charging rates higher than those it has registered with the ARTF; unlawfully restricting the ability of other Mexican rail operators to use its rail lines; failing to make payments for damages caused during the performance of services; failing to comply with any term or condition of the Mexican Regulatory Railroad Service Law and regulations or the Concession; failing to make the capital investments required under its three-year business plan filed with the SCT; or failing to maintain an obligations compliance bond and insurance coverage as specified in the Mexican Regulatory Railroad Service Law and regulations. In addition, the Concession would terminate automatically if KCSM changes its nationality or assigns or creates any lien on the Concession, or if there is a change in control of KCSM without the SCT’s approval. The SCT may also terminate the Concession as a result of KCSM’s surrender of its rights under the Concession, or for reasons of public interest or upon KCSM’s liquidation or bankruptcy. If the Concession is terminated or revoked by the SCT for any reason, KCSM would receive no compensation and its interest in its rail lines, and all other fixtures covered by the Concession, as well as all improvements made by it, would revert to the Mexican government. Revocation or termination of the Concession could have a material adverse effect on the Company’s consolidated financial statements.

KCS’s ownership of KCSM and operations in Mexico subject it to Mexican economic and political risks.

The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican governmental actions concerning the economy and state-owned enterprises could have a significant impact on Mexican private sector entities in general and on KCSM’s operations in particular. For example, KCSM operations could be impacted with the introduction of new legislation or policies to regulate the railway industry, the energy market, or labor conditions. KCS cannot predict the impact that the political landscape, including multiparty rule, social unrest and civil disobedience, will have on the Mexican economy or KCSM’s operations. For example, from time to time, social unrest in Mexico has resulted in service interruptions on KCSM’s right of ways due to blockages from teachers’ protests. Furthermore, KCS’s consolidated financial statements and prospects may be adversely affected by currency fluctuations, inflation, interest rates, regulation, taxation and other political, social and economic developments in or affecting Mexico.

The social and political situation in Mexico could adversely affect the Mexican economy and KCSM’s operations, and changes in laws, public policies and government programs could be enacted, each of which could also have a material adverse effect on KCS’s consolidated financial statements.

The Mexican economy in the past has suffered balance of payment deficits and shortages in foreign exchange reserves. Although Mexico has imposed foreign exchange controls in the past, there are currently no exchange controls in Mexico. Any restrictive exchange control policy could adversely affect KCS’s ability to obtain U.S. dollars or to convert Mexican pesos into dollars for purposes of making payments. This could have a material adverse effect on KCS’s consolidated financial statements.

Downturns in the United States economy or in trade between the United States and Asia or Mexico and fluctuations in the peso-dollar exchange rates could have material adverse effects on KCS’s consolidated financial statements.

The level and timing of KCS’s Mexican business activity is heavily dependent upon the level of United States-Mexican trade and the effects of current or future multinational trade agreements on such trade. The Mexican operations depend on the United States and Mexican markets for the products KCSM transports, the relative position of Mexico and the United States in these markets at any given time, and tariffs or other barriers to trade. Failure to preserve trade provisions conducive to trade, or any other action imposing import duties or border taxes, could negatively impact KCS customers and the volume of rail shipments, and could have a material adverse effect on KCS’s consolidated financial statements.

Downturns in the United States or Mexican economies or in trade between the United States and Mexico could have material adverse effects on KCS’s consolidated financial statements and the Company’s ability to meet debt service obligations. In addition, KCS has invested significant amounts in developing its intermodal operations, including the Port of Lazaro Cardenas, in part to provide Asian importers with an alternative to the west coast ports of the United States, and the level of intermodal traffic depends, to an extent, on the volume of Asian shipments routed through Lazaro Cardenas. Reductions in trading volumes, which may be caused by factors beyond KCS’s control, including increased government regulations regarding the safety and quality of Asian-manufactured products, could have a material adverse effect on KCS’s consolidated financial statements.

Additionally, fluctuations in the peso-dollar exchange rates could lead to shifts in the types and volumes of Mexican imports and exports. Although a decrease in the level of exports of some of the commodities that KCSM transports to the United States may be offset by a subsequent increase in imports of other commodities KCSM hauls into Mexico and vice versa, any offsetting increase might not occur on a timely basis, if at all. Future developments in United States-Mexican trade beyond the Company’s control may result in a reduction of freight volumes or in an unfavorable shift in the mix of products and commodities KCSM carries.

Extreme volatility in the peso-dollar exchange rate may result in disruption of the international foreign exchange markets and may limit the ability to transfer or convert Mexican pesos into U.S. dollars. Although the Mexican government currently does not restrict, and for many years has not restricted, the right or ability of Mexican or foreign persons or entities to convert pesos into U.S. dollars or to transfer foreign currencies out of Mexico, the Mexican government could, as in the past, institute restrictive exchange rate policies that could limit the ability to transfer or convert pesos into U.S. dollars or other currencies for the purpose of making timely payments and meeting contractual commitments. Devaluation or depreciation of the peso against the U.S. dollar may also adversely affect U.S. dollar prices for KCS’s securities.

Fluctuations in the peso-dollar exchange rates also have an effect on KCS’s consolidated financial statements. A weakening of the peso against the U.S. dollar would cause reported peso-denominated revenues and expenses to decrease, and could increase reported foreign exchange loss due to the Company’s net monetary assets that are peso-denominated. Exchange rate variations also affect the calculation of taxes under Mexican income tax law, and a strengthening of the peso against the U.S. dollar could cause an increase in the Company’s cash tax obligation and effective income tax rate.

General Risk Factors

The unavailability of qualified personnel could adversely affect KCS’s operations.

Changes in demographics, training requirements and the unavailability of qualified personnel could negatively affect KCS’s ability to meet demand for rail service. Unforeseen increases in demand for rail services may exacerbate such risks, which could have a negative impact on KCS’s operational efficiency and otherwise have a material adverse effect on KCS’s consolidated financial statements.

Weaknesses in the short and long-term debt markets could negatively impact the Company’s access to capital.

Due to the significant capital expenditures required to operate and maintain a safe and efficient railroad, the Company regularly obtains financing through the issuance of long-term debt instruments and commercial paper from time-to-time, as well as credit facilities provided by financial institutions. Significant, sustained instability or disruptions of the capital markets, including credit markets, or the deterioration of the Company’s financial condition due to internal or external factors, could restrict or prohibit access and could increase the cost of financing sources. A significant deterioration of the Company’s financial condition could also reduce credit ratings to below investment grade, limiting its access to external sources of capital, and increasing the costs of short and long-term debt financing, and could have a material adverse effect on KCS’s consolidated financial statements.

KCS’s business is subject to regulation by federal, state and local legislatures and agencies that could impose significant costs on the Company’s business operations.

On July 9, 2021, President Biden issued an executive order promoting competition in the American economy. The executive order encourages the chair of the Surface Transportation Board to work with the other board members to consider commencing or continuing rulemaking to strengthen regulations pertaining to reciprocal switching agreements, or any other matter of competitive access, including bottleneck rates, interchange commitments or other matters, consistent with policies set forth by the executive order, and ensure that passenger rail service is not subject to unwarranted delays and interruptions in service, enforce new on-time performance requirements and further the work of the passenger rail working group. The Company is evaluating the impact of the executive order and any related regulations that may be adopted by the STB due to this executive order on the Company’s business and the consolidated financial statements.